Exhibit 99.1

news release for immediate release

Contact:	Janice McDill
Phone:	312.698.6707
Email:	janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Issues Statement
Regarding Registration Rights Filing
SANTA ANA, Calif. (June 8, 2010) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today announced that on June 4, 2010, the company filed a registration statement on Form S-3 with the Securities and Exchange Commission relating solely to shares of common stock owned by the company’s Chairman, C. Michael Kojaian, and entities affiliated with Mr. Kojaian. The registration was effected pursuant to a registration rights agreement entered into with the Kojaian Parties on April 28, 2006.
“This shelf registration relates to a long-standing registration rights agreement,” said C. Michael Kojaian, the company’s chairman. “As stated in last week’s filing, the Kojaian Parties have no specific plan or current intention to sell any shares of common stock. I have a long history with the company, and my confidence in Grubb & Ellis’ leadership and long-term growth strategy has never been stronger.”
The registration statement relating to these securities has been filed, but has yet to become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About Grubb & Ellis Company
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies in the world. Our 6,000 professionals in more than 100 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded real estate investment trusts (REITs), mutual funds and other real estate investment funds. For more information, visit www.grubb-ellis.com.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300     Santa Ana,     CA     92705     714.667.8252     714.667.6860 fax

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6/8/10
Grubb & Ellis Company Issues Statement Regarding Registration Rights Filing
Forward-Looking Statement
Certain statements included in this press release may constitute forward-looking statements regarding, among other things, the company’s leadership and strategy, the ability of future revenue growth, market trends, new business opportunities and investment programs, results of operations, changes in expense levels and profitability and effects on the company of changes in the real estate markets. These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the company’s ability to obtain these results include, among other things: (i) a continued or further slowdown in the volume and the decline in transaction values of sales and leasing transactions; (ii) the continuing general economic downturn and recessionary pressures on businesses in general; (iii) a prolonged and pronounced recession and continued decline in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions; (v) the success of current and new investment programs; (vi) the success of new initiatives and investments; (vii) the inability to attain expected levels of revenue, performance, brand equity and expense reductions in the current macroeconomic and credit environment and (viii) other factors described in the company’s annual report on Form 10-K/A for the fiscal year ending December 31, 2009, the company’s 10-Q for the period ended March 31, 2010 and in other current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). The company does not undertake any obligation to update forward-looking statements.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300     Santa Ana,     CA     92705     714.667.8252     714.667.6860 fax